Exhibit 99.1

           Courier Quarter Finishes Strong After Soft Start

Company Maintains Full-Year Guidance Based on End-of-Quarter Momentum

    NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--Jan. 17, 2007--Courier Corporation (Nasdaq: CRRC), one of America's leading book manufacturers and specialty publishers, today announced results for the quarter ended December 30, 2006, the first quarter of its 2007 fiscal year. A slowdown in textbook demand during the early fall and a lackluster start to the holiday season at major retail chains dampened Courier's sales growth and cut into earnings, but continued share gains and strong December orders led management to maintain its previous guidance for record full-year results. Revenues for the quarter were $64.3 million, up 11% from last year's first-quarter sales of $57.7 million, with the increase largely attributable to results from Courier's April 2006 acquisition of Creative Homeowner. Net income for the quarter was $4.0 million, down 10% from prior-year results of $4.5 million. Net income per diluted share was $.32, versus $.36 in the first quarter of fiscal 2006.

    Sales in both of Courier's business segments reflected the uneven environment that prevailed across the industry. Book manufacturing revenues were up 4% on modest growth in textbook sales and several large orders from specialty trade publishers. Sales in Courier's specialty book publishing segment rose 53% on solid performance by Creative Homeowner and continued sales growth at Research & Education Association (REA). These gains were partly offset by a 13% sales decline at Dover Publications. Yet while Dover's trade sales were down, retail sales of Dover books to consumers were up at leading chains, outpacing overall retail sales and indicating strong underlying demand for Dover products.

    "A pause in textbook orders in the early fall and a cautious holiday retail environment put pressure on both sides of our business this quarter," said Courier Chairman and Chief Executive Officer James
F. Conway III. "Yet a closer look at our performance reveals grounds for optimism about the next several quarters. With healthy year-end order flow and the completion of our plant expansion in Kendallville, Indiana, our book manufacturing segment is ready to capitalize on share gains with four-color textbook publishers throughout the remainder of the year. In our publishing segment, Dover sales to retailers were off, but retailers' inventory of Dover books sold well to consumers, confirming that our products are on target and our new merchandising programs are working as planned. With increased sales and better-than-expected profitability at Creative Homeowner, plus a stellar quarter at REA, we look forward to strong growth for the remainder of our 2007 fiscal year."

    Book manufacturing sales up 4%

    Courier's book manufacturing segment had first-quarter sales of $50.0 million, up 4% from last year's first quarter. Pretax income for the segment was down 4% in the quarter to $5.9 million or $.30 per diluted share, versus $6.2 million or $.32 per diluted share in 2006. Gross profit in the segment also fell 4% to $13.1 million, decreasing as a percentage of sales to 26.1% from 28.1% in 2006, reflecting lower sales growth, a less favorable product mix and a very competitive marketplace.

    The book manufacturing segment focuses on three publishing markets: education, religion, and specialty trade. Sales to the education market rose 2% in the quarter, primarily driven by sales of college textbooks. Sales to the religious market were down 3% from last year's first quarter, reflecting normal fluctuations related to order timing. Sales to the specialty trade market were up 14% from fiscal 2006, helped by several large one-time orders.

    During the quarter, Courier completed a major plant expansion in Kendallville, Indiana, adding a third MAN Roland four-color press and enlarging its bindery with new equipment. This added capacity became available just in time for the increased order flow at the end of the quarter, with the new press running almost at full capacity within its first few weeks of operation.

    "Our Kendallville expansion could not have come at a better time," said Mr. Conway. "For the last few years, textbook publishers have been turning to Courier for an increasing share of their four-color production, and the trend has accelerated since our installation of new sewing systems last spring. When sales of textbooks slowed in the early fall, our manufacturing margins were affected. But as the quarter progressed, we received indications of a sharp upturn in textbook orders for 2007, particularly in the elementary and high school market. Then as college orders surged at the end of the quarter, we were able to handle the increased workflow thanks to the flawless startup and superb print quality of our latest MAN Roland press. We expect our expanded Kendallville plant to run at full capacity during the busy textbook season, more than making up for the first quarter's slower growth."

    Specialty publishing gains from Creative Homeowner sales

    Courier's specialty publishing segment includes three businesses:
Dover Publications, a niche publisher with thousands of titles in dozens of specialty trade markets; Research & Education Association
(REA), a publisher of test preparation books and study guides; and (since April 2006) Creative Homeowner, a publisher and distributor of books on home design, decorating, landscaping and gardening, as well as complete home plans and blueprints.

    First-quarter sales for the segment were $16.8 million, up 53% from $10.9 million in last year's first quarter, with the increase attributable to the addition of Creative Homeowner and sales growth at REA. Sales at Dover Publications, the segment's largest business, were down 13% following an exceptionally strong fourth quarter in fiscal 2006. However, many retailers reported increased sales of Dover books during the period, leaving lower inventories likely to be replenished in the coming quarters. Sales to two of Dover's largest customers were down 19% in the first quarter, yet their sales of Dover books to their customers was up 8% on average. Sales to smaller retailers were down 6% in the quarter, but orders received from these retailers were up 11%, reflecting healthy consumer demand. Pretax income for the publishing segment was $0.8 million or $.04 per diluted share for the quarter, down from $1.1 million or $.06 per diluted share in fiscal 2006. Gross profit was 41.8% of sales, down from 44.7% a year ago, due in part to the impact of Creative Homeowner's lower-margin distribution business.

    "Dover's results for the quarter were less than we had hoped, but better than the prior-year comparison suggests," said Mr. Conway. "Sales in the fall of 2005 were boosted by a $600,000 reduction in backlog following the completion of our SAP infrastructure conversion. This past fall we saw cautious ordering by trade retailers, but Dover books performed well in stores, in some cases significantly surpassing broader indicators of comparable-store sales. Dover's combination of attractive titles and innovative merchandising is working well for retailers, and during the quarter we placed hundreds of new displays in smaller stores around the country. Meanwhile, REA extended last year's growth with a 17% increase in first-quarter sales, while the addition of Creative Homeowner strengthened our top line and contributed to profitability. As a result, despite the quarter's challenges, we remain confident that full-year results will confirm the effectiveness of Dover's retail trade programs and the vitality of our entire publishing segment."

    Outlook

    "We expect the momentum we gained in December to build as we move further into our 2007 fiscal year," said Mr. Conway. "In book manufacturing, we enter the second quarter with our business even stronger than it was at this time last year, which was our best year ever. We expect continued strong performance through the remainder of the year, with particular success in the education market. In specialty publishing, we expect Dover sales to resume their healthy growth, and we look forward to continued gains at REA and Creative Homeowner.

    "For fiscal 2007 overall, we are maintaining our earlier guidance indicating sales growth of 13% to 16%, resulting in total sales of between $304 and $311 million, which would be a new record high for Courier. We expect earnings per share to grow as well, reaching $2.20 to $2.30 for fiscal 2007. This represents an increase of between 13% and 18% from fiscal 2006 earnings of $1.95 per diluted share, excluding the effect of the reversal of a tax reserve, which added $.30 to fourth-quarter and full-year earnings in 2006.

    "In addition to measuring our performance by generally accepted accounting principles, we also track several non-GAAP measures including EBITDA (earnings before interest, taxes, depreciation and amortization) as an additional indicator of the company's operating cash flow performance. This measure should be considered in addition to, not a substitute for or superior to measures of financial performance prepared in accordance with GAAP. In the first quarter of fiscal 2007, Courier's EBITDA was $11.0 million, up 8% from the same quarter in 2006. For the full year of 2007 we expect EBITDA to be between $65 million and $67 million. This would represent an increase of 22% to 26% for the year."

    About Courier Corporation

    Courier Corporation prints, publishes and sells books.
Headquartered in North Chelmsford, Massachusetts, Courier has two business segments, full-service book manufacturing and specialty book publishing. For more information, visit www.courier.com.

    This news release includes forward-looking statements. Statements that describe future expectations, plans or strategies are considered "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. The words "believe", "expect", "anticipate", "intend", "estimate" and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could affect actual results include, among others, changes in customers' demand for the Company's products, including seasonal changes in customer orders, changes in raw material costs and availability, pricing actions by competitors, consolidation among customers and competitors, success in the integration of acquired businesses, changes in operating expenses including energy costs, changes in technology, difficulties in the start up of new equipment or information technology systems, changes in copyright laws, changes in tax regulations, changes in the Company's effective income tax rate, and general changes in economic conditions, including currency fluctuations and changes in interest rates. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.



                         COURIER CORPORATION
            CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
               (In thousands, except per share amounts)

                                               FIRST QUARTER ENDED
                                            --------------------------
                                            December 30,  December 24,
                                               2006          2005
                                            ------------  ------------

Net sales                                       $64,312       $57,684
Cost of sales                                    44,168        39,153
                                            ------------  ------------

  Gross profit                                   20,144        18,531

Selling and administrative expenses              13,501        11,680
Interest expense (income), net                      222          (148)
                                            ------------  ------------

    Income before taxes                           6,421         6,999

Provision for income taxes                        2,398         2,512
                                            ------------  ------------

    Net income                                   $4,023        $4,487
                                            ============  ============

Net income per diluted share                      $0.32         $0.36
                                            ============  ============

Cash dividends declared per share                 $0.18         $0.12
                                            ============  ============

Wtd. average diluted shares outstanding          12,656        12,551

SEGMENT INFORMATION:

Net sales:
---------------------------------------
Book Manufacturing                              $49,962       $48,234
Specialty Publishing                             16,758        10,921
Intersegment sales                               (2,408)       (1,471)
                                            ------------  ------------
    Total                                       $64,312       $57,684

Income before taxes:
---------------------------------------
Book Manufacturing                               $5,891        $6,163
Specialty Publishing                                807         1,085
Stock based compensation                           (363)         (336)
Intersegment profit                                  86            87
                                            ------------  ------------
    Total                                        $6,421        $6,999

Net income per diluted share:
---------------------------------------
Book Manufacturing                                $0.30         $0.32
Specialty Publishing                               0.04          0.06
Stock based compensation                          (0.02)        (0.02)
Intersegment profit                                   -             -
                                            ------------  ------------
    Total                                         $0.32         $0.36




                         COURIER CORPORATION
          CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited)
                        (Dollars in thousands)


                                            December 30, September 30,
ASSETS                                         2006          2006
------------------------------------        ------------ -------------

Current assets:
 Cash and cash equivalents                       $1,506        $1,483
 Accounts receivable                             42,337        46,002
 Inventories                                     33,534        29,565
 Deferred income taxes                            3,701         3,703
 Other current assets                               936         1,110
                                            ------------ -------------
  Total current assets                           82,014        81,863

Property, plant and equipment, net               90,007        85,248
Goodwill and other intangibles                   68,896        69,097
Prepublication costs                              9,668         9,327
Other assets                                      1,679         1,653
                                            ------------ -------------

  Total assets                                 $252,264      $247,188
                                            ============ =============


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities:
 Current maturities of long-term
  debt                                              $88           $88
 Accounts payable                                17,650        15,778
 Accrued taxes                                    2,312         3,362
 Other current liabilities                       14,050        16,462
                                            ------------ -------------
  Total current liabilities                      34,100        35,690

Long-term debt                                   20,948        17,222
Deferred income taxes                             9,481         8,913
Other liabilities                                 2,791         3,037
                                            ------------ -------------

  Total liabilities                              67,320        64,862
                                            ------------ -------------

  Total stockholders' equity                    184,944       182,326
                                            ------------ -------------

  Total liabilities and
   stockholders' equity                        $252,264      $247,188
                                            ============ =============




                         COURIER CORPORATION
     CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)
                        (Dollars in thousands)


                                            For the Three Months Ended
                                            --------------------------
                                            December 30,  December 24,
                                               2006          2005
                                            ------------  ------------

Operating Activities:
  Net income                                     $4,023        $4,487
  Adjustments to reconcile net income to
  cash provided from operating activities:
    Depreciation and amortization                 4,405         3,370
    Stock based compensation                        363           336
    Deferred income taxes                           570           159
    Changes in working capital                   (1,720)        1,307
    Other, net                                     (252)           82
                                            ------------  ------------

Cash provided from operating activities           7,389         9,741
                                            ------------  ------------

Investment Activities:
   Capital expenditures                          (7,895)       (7,408)
   Business acquisition, net of cash
    acquired                                          -       (14,163)
   Prepublication costs                          (1,405)         (777)
                                            ------------  ------------

Cash used for investment activities              (9,300)      (22,348)
                                            ------------  ------------

Financing Activities:
   Long-term borrowings, net                      3,726           (21)
   Cash dividends                                (2,242)       (1,479)
   Proceeds from stock plans                        475           161
   Excess tax benefits from stock based
    compensation                                    (25)            -
                                            ------------  ------------

Cash provided from (used for) financing
 activities                                       1,934        (1,339)
                                            ------------  ------------

Increase (decrease) in cash and cash
 equivalents                                         23       (13,946)

Cash and cash equivalents at the beginning
 of the period                                    1,483        34,038
                                            ------------  ------------

Cash and cash equivalents at the end of the
 period                                          $1,506       $20,092
                                            ============  ============

Non-GAAP measures - EBITDA:
   Net income                                    $4,023        $4,487
   Provision for income taxes                     2,398         2,512
   Interest expense (income), net                   222          (148)
   Depreciation and amortization                  4,405         3,370
                                            ------------  ------------
EBITDA                                          $11,048       $10,221
                                            ============  ============

    CONTACT: Courier Corporation
             James F. Conway III, 978-251-6000
             Chairman, President and Chief Executive Officer or
             Robert P. Story, Jr., 978-251-6000
             Executive Vice President and Chief Operating Officer www.courier.com